N-SAR Item 77C Exhibit

Instituitional Municipal Money Market

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $5,921,807,303 of net assets outstanding of which $3,147,686,924 (53.15%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $3,105,018,466
Net assets voted Against $ 30,099,809
Net assets voted Abstain $ 12,568,649

Instituitional Money Market

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider a number of proposals. On
 December 1, 2008, the record date
for the meeting,
the Fund had $12,137,061,927 of net assets
 outstanding of which $7,108,805,342
(58.57%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $7,020,239,938
Net assets voted Against $ 4,184,673
Net assets voted Abstain $ 84,380,731


Prime Cash Management Money Market Fund

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $5,235,166,036 of net assets outstanding of which $3,152,840,838 (60.22%) of net
assets were represented at the meeting.
Proposal 1 To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $3,151,739,687
Net assets voted Against $ 38,523
Net assets voted Abstain $ 1,062,628

INSTITUTIONAL 100% TREASURY MONEY MARKET FUND

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting
of Shareholders for the Fund was held
to consider
a number of proposals. On December 1,
 2008, the record date for the meeting,
the Fund
had $2,729,844,344 of net assets outstanding
 of which $1,415,336,553 (51.85%) of net
assets were represented at the meeting.
Proposal 1 To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $1,342,878,689
Net assets voted Against $ 240,527
Net assets voted Abstain $ 72,217,337

INSTITUTIONAL TREASURY MONEY MARKET FUND

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special
Meeting of Shareholders for the
Fund was held to
consider a number of proposals. On
December 1, 2008, the record date for
the meeting,
the Fund had $8,175,839,405 of net assets outstanding of which $4,993,458,554
(61.08%) of net assets were represented
at the meeting.
Proposal 1 To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company,
 LLC:
Net assets voted For $ 4,967,993,244
Net assets voted Against $ 3,343,635
Net assets voted Abstain $ 22,121,675

INSTITUTIONAL U.S. GOVERNMENT MONEY MARKET FUND

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $2,666,608,988 of net assets outstanding of which $1,473,947,525 (55.27%) of net assets were represented at the meeting.
Proposal 1 To consider and act upon a
new Investment Advisory Agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $1,473,794,001
Net assets voted Abstain $ 153,524